EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 150 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 138 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

AMANDA S. MOORADIAN
Amanda S. Mooradian
Assistant Vice President and Counsel

Boston, Massachusetts

November 26, 2019